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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-3 Nos. 33-63983 and 333-40555) of Odetics, Inc. and in the related Prospectuses, and in the Registration Statements (Form S-8 Nos. 333-05735 and 333-44907) of our report dated May 4, 1998, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1998.

                                          /s/ Ernst & Young LLP

Orange County, California
June 26, 1998